Nitro Petroleum, Inc.

Re-Work Program

Crown #1, 3 & SWD

Pottowatomie County, Oklahoma

TURNKEY  AGREEMENT

    THIS TURNKEY AGREEMENT, made and entered into the day and year written below by and between NITRO PETROLEUM, INC, an Oklahoma Corporation, 7250 NW Expressway, #260, OKC, OK 73132, hereinafter referred to as "NITRO PETROLEUM, INC, and signatory party or parties hereto hereinafter referred to as "INVESTORS"

     WHEREAS, NITRO PETROLEUM, INC represents, without warranty of title, expressed or implied, that it is the owner of oil and gas leases described in Exhibit "B" to the Operating Agreement referred to below, insofar as they cover any interests in said lands which are located in the "Unit Area". Said "Unit Area" is described in Exhibit "B" of said Operating Agreement.

    WHEREAS, NITRO PETROLEUM, INC desires to drill two new wells on the Crown Lease as a fully functional oil & gas production lease along with the drilling of a new well to an approximate depth of 1150' as provided in Section 7 to said operating agreement that is attached hereto and made a part hereof.

    NOW, THEREFORE, IT IS AGREED:

1.    Rework Program:

    In the Crown Lease, we will re-complete two wells and convert one into a SWD. This Turnkey Agreement shall also include equipping said well sites, electrifying said lease, the installation and laying of water & production lines on said lease, and a thee sole election of NITRO PETROLEUM, INC, to deepen said wells to alternative zones for the enhancement of the lease production or the disposal and/or injection of produced formation water as set forth in Paragraph 7 of the Operating Agreement dated February 1, 2008, which has been executed concurrently with the execution of this Agreement by Nitro Petroleum, Inc, as Operator, and the Investors, as Non-Operators. At the sole discretion of Nitro Petroleum, Inc. it will then evaluate the new well bore through all appropriate and current industry standards determining in their judgment whether the bore hole will produce oil or gas in paying quantities so as to run pipe as a producer or to be used as an injector and/or a disposal well or to be plugged and abandon. It is estimated that expenditures as  set forth in Exhibit "A", which is attached hereto, will be the turnkey amount required to re-work and/or re-complete said wells. Nitro petroleum, Inc shall be the designated operator during such activity. Nitro Petroleum Inc. shall commence said rework and re-completion of said lease in accordance with all contractual commitments with reference thereto and rework and complete said well(s) in a good and workmanlike manner in full compliance with the terms hereof, the affected oil and gas leases, and all applicable laws, rules and regulations of constituted authorities having appropriate jurisdiction.

2.    Interest Acquired and Initial Payment:

    We anticipate commencing the Re-Work Program on or before March 1, 2008. Nitro Petroluem, Inc. hereby agrees to assign to each Investor a proportionate Working Interest in the Crown Lease in which the Investor participates equal to the percentage interest subscribed to set forth on the signature page to this Turnkey Agreement in consideration for the agreement of the Investor to bear a proportionate share attributable to his interest which shall be called the Investor's "Contribution Share", in the ratios set forth herein, of the Turnkey Agreement by Nitro Petroleum, Inc. of said lease set forth in the Authorization for Expenditure attached hereto. Said ratio shall apply to all wells to be drilled, reworked and/or re-completed or re-entered in said lease. In the event that Investor declines to participate in said subsequent wells in the Crown Lease, his right to participate in future wells in said lease will be forfeited. Said forfeiture provision shall apply to all subsequent wells to be drilled in the Crown Lease. Each Investor shall, simultaneously with the execution of this Agreement make an initial contribution to Nitro Petroleum, Inc. which shall be his Contribution Share of the estimated costs the of rework and completion the Rework Program of the Crown Lease, based on the Authorization for Expenditure, Exhibit "A", attached hereto.

    The Investor shall participate in revenues as a Working Interest (WI) owner at a Seventy eight Percent (78%) Net Revenue Interest (NRI) pursuant to the ratio the Investor participates equal to the percentage interest subscribed to set forth on the signature page to this Turnkey Agreement. Nitro Petroleum, Inc interest shall be carried through the Re-Work Program listed herein by the Investors, and Nitro Petroleum, Inc shall initially participate in net revenues as a Working Interest owner pursuant to the same NRI listed above for the amount of Sixty Percent (60%) Turnkey Price plus any and all subsequent monthly billings for routine maintenance, repair, electricity, pumper charges, legal expenditures, office & administrative and any other expenditure affecting the performance an operation of the Crown Lease and this shall be deemed "Payout". The Investors shall receive Sixty (60%) Working Interest of net revenues for the life of wells.

    The parties hereto further understand that the Authorization for Expenditure, Exhibit "A", is a Turnkey instrument and no other payments from the Investor are necessary to complete said Program of the Crown Lease.

    In the event Nitro Petroleum, Inc's oil and gas leasehold estate, which is to be be assigned, covers less than all of the oil, gas and mineral rights in and to said lands covered thereby or if such leasehold estate should be pooled or combined with other leases and lands or other interests thereof, either voluntarily or by appropriate order of governmental authority so as to form a consolidated unit, then the costs to the Investor will be reduced in the proportion that the total acreage covered thereby should bear to the total acreage included in said consolidated unit.

    Payment for Investor's proportionate share of the cost of the Crown Lease Re-Work Program shall be due at the time of execution and delivery of this Agreement. Thereafter, on all subsequent development well proposals, payment shall be due prior to commencement of drilling or reentering said additional well and shall be paid no later that 30 days prior to move-in of rotary.

3.    Powers and Duties of NITRO PETROLEUM, INC

    During operations for the rework and completion of the wells hereunder:

    a)    Nitro Petroleum, Inc. shall have full control of the rework program, including but not limited to, the depth of rework including washing, testing and method and manner of completion, use of its employees and equipment and employment of independent contractors.

    b)    Nitro Petroleum, Inc. shall provide insurance for the joint account of all parties hereto of the kinds and in the amounts as set forth in Exhibit "D" to the Operating Agreement attached hereto.

    c)    It is agreed and understood that Nitro Petroleum, Inc. shall be authorized to negotiate and execute oil and/or gas contracts for the benefit of and on behalf of the parties hereto.

    d)    Nitro Petroleum, Inc., if it so elects, shall be permitted to receive or designate the lease operator to receive all working interest oil and gas revenues for distribution to the Investors in gross or, after deduction of respective amounts due it from Investors, in net.

    e)    It is further understood that the interest being subscribed to by Investor is a Working Interest as that term is normally understood in the oil & gas industry, and as such shall be subject to payment of its proportionate part of Lease operating expenses as well as its share of Royalty and Overriding Royalty burdens.

4.    Time and Notices:

    Time shall be deemed the essence of this Agreement in all of its provisions. All notices required hereunder shall be given at the address and telephone number indicated at the place for signature below.

5.    Applicable Law

    Notwithstanding the place where this Agreement may be executed or carried out, all the terms and conditions hereof shall be construed under the laws of the State of Oklahoma to the extent permitted by law.

6.    Operations:

    In case of any inconsistencies between this Agreement and the Operating Agreement attached hereto, this Agreement shall be deemed to control as between the parties to their Agreement.

7.    Several Rights and Liability:

    The rights and obligations of the parties hereto shall be several, not joint or collective, it being the express intention of the parties hereto that their ownership in said wells shall be as tenants in common. Nothing herein shall be construed as creating a partnership of any kind, association or trust, or as imposing upon any one or more of the parties hereto any partnership obligation.

    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. No other agreements, oral or otherwise, regarding the subject matter of this contract shall be deemed to exist or to bind any of the parties hereto. Investor states and affirms that he has made previous speculative  investments. Investor understands and affirms that this is a speculative venture and that no warranty has been made of the success of this venture or financial gain. No alterations or changes herein shall be effective or binding unless in writing signed by all the parties hereto. This Agreement may be executed in counterpart to the same effect had all parties signed one instrument.

8.    Investment Representations:

    Investor represents that he understands that the Working Interest being acquired by him is being offered and sold under an exemption from registration provided by Section 4 (2) of the Securities Act of 1933 and the interest being acquired by him is not being purchased with a view to or for the re-sale, distribution, subdivision or fractionalization thereof. Investor represents that he has received all information desired or required by him regarding the venture and its proposed operations.

    He further represents that, in determining to invest in this venture, he has relied upon independent investigations made by him and his  representatives, including his own professional tax and other advisers and that they have relied upon no representation upon no representation made by Nitro Petroleum, Inc.

9.    Assignment of Interest:

    Upon completion of the Re-Work of the Crown Lease, an Assignment in recordable form shall be furnished each Investor who participated in the completion thereof, as to his respective share of working interest in the lease, its equipment and all leasehold interests attributable thereto in the proportion by which Investor contributed to the rework and completion of the Crown Lease. Any assignment or confirmation shall be made without warranty of title, either express or implied.

10.    Survival:

    This Agreement shall survive any closing with reference to uncompleted provisions and conditions.

NITRO PETROLEUM, INC.

Crown Lease

Pottawattomie County

Nitro Petroleum, Inc

7250 NW Expressway, #260

Oklahoma City, OK 73132

IN WITNESS WHEREOF, the parites hereto have executed this instrument in counterpart as of the 1st day of April, 2008.

Nitro Petroleum, Inc.

By: /s/ Larry Wise

Larry W. Wise, CEO

Investor

Toro Ventures Inc.

Name (Printed)

/s/ Frederick Graham

Signature

Suite 106, 2820 Elliot Ave., Seattle, WA 98121

Address

Telephone: 206.686.1757

Contribution Share:                                        Turnkey Price

Completion Cost                                                Dry Hole Cost

60% = $250,000                                                60% = $250,000

    I hereby subscribe to a Working Interest of 60% of this prospect as reflected by the percetages above, and am enclosing my initial contribution herewith.

/s/ Frederick Graham

Toro Ventures Inc., President